UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2010
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA		92649
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
     On June 14, 2010, Quiksilver, Inc., a Delaware corporation (“Quiksilver” and, together with its subsidiaries, the “Company”), and its subsidiaries Quiksilver Americas, Inc. (“Quiksilver Americas”) and Mountain & Wave S.A.R.L. (“Quiksilver Europe” and, together with Quiksilver Americas, the “Borrowers”), entered into a binding agreement (together with the Exchange Letter Agreement attached thereto, the “Exchange Letter Agreement”) with Rhône Group LLC (“Rhône”) and Romolo Holdings C.V., Triton SPV L.P., Triton Onshore SPV L.P., Triton Offshore SPV L.P. and Triton Coinvestment SPV L.P. (collectively, the “Lenders”). Rhône is the administrative agent under the Credit Agreement, dated July 31, 2009, among Quiksilver, Quiksilver Americas, Rhône and the Lenders (the “U.S. Term Facility”), and the Credit Agreement, dated July 31, 2009, among Quiksilver, Quiksilver Europe, Rhône and the Lenders (the “European Term Facility” and, together with the U.S. Term Facility, the “Rhône Term Facilities”).
     Pursuant to the Exchange Letter Agreement, subject to customary closing conditions, Quiksilver, the Borrowers, Rhône and the Lenders have agreed to exchange $75 million of the principal balance outstanding under the Rhône Term Facilities (the “First Exchange”) for an aggregate of 16,666,667 shares of Quiksilver’s common stock (the “Common Stock”) at an exchange price of $4.50 per share. In addition, under the Exchange Letter Agreement, the Borrowers have an option, exercisable for a period of 60 days from the date of the definitive agreement (the “Exchange Agreement”) regarding the Exchanges (defined below), to require the Lenders to exchange a portion of the remaining principal balance outstanding under the Rhône Term Facilities for an additional number of shares of Common Stock at the same exchange price per share (the “Standby Exchange”, and, together with the First Exchange, the “Exchanges”), provided that the number of shares of Common Stock issuable pursuant to the Standby Exchange will not exceed the number of shares of Common Stock that would result in a change of control under Company’s debt agreements.
     The Exchanges are subject to customary closing conditions, including the negotiation, execution and delivery of the Exchange Agreement and the Stockholders Agreement (defined below), as well as the (1) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder; and (2) approval of Quiksilver’s stockholders, as more fully discussed below. Quiksilver is required to seek stockholder approval of the issuance of the shares of Common Stock pursuant to the Exchanges under the listing rules of the New York Stock Exchange. If these conditions are not satisfied, then the transactions contemplated by the Exchange Agreement will not occur. If the First Exchange does not occur (i) because of a failure to obtain stockholder approval and Quiksilver prepays any portion of the outstanding principal amount under the Rhône Term Facilities within six months of such failure to obtain stockholder approval, (ii) because Quiksilver’s board of directors (the “Board”) changes its recommendation to the stockholders with respect to the Exchanges or (iii) because of a material breach by Quiksilver of its obligations under the Exchange Agreement, Rhône, as agent for the Lenders, is entitled to receive a termination fee of $10 million in the aggregate. Rhône, as agent for the Lenders, is not entitled to receive the termination fee under any other circumstances and the termination fee is the exclusive remedy of Rhône, as agent for the Lenders, as a result of a termination of the Exchange Agreement by Quiksilver or Rhône and the Lenders.
     In addition, the Exchange Letter Agreement provides that Quiksilver and the Lenders will enter into a stockholders agreement (the “Stockholders Agreement”) at the closing of the First Exchange, which will provide that, among other things, the Lenders will be entitled to (i) customary registration rights and preemptive rights in respect of the common stock issued pursuant to the Exchanges on the same basis as set forth in the Warrant Agreement (defined below), (ii) information rights similar to those set forth under the U.S. Term Facility, and (iii) designate two directors to the Board; provided, however, that if the Lenders sell one-third or more of the Common Stock they received in the Exchanges to any persons other than affiliates, then they will only be entitled to designate one director pursuant to the Stockholders Agreement, and if the Lenders sell two-thirds or more of the Common Stock they received in the Exchanges to any persons other than affiliates, then their right to designate directors pursuant to the Stockholders Agreement shall terminate; provided further, however, that for so long as any directors designated by Rhône pursuant to the existing Warrant and Registration Rights Agreement, dated July 31, 2009, among Quiksilver, Rhône Capital III L.P. and the Lenders (the “Warrant Agreement”), serve on the Board, then such directors shall be counted as directors designated by Rhône for purposes of the Exchange Letter Agreement. Rhône currently has two directors on the Board pursuant to its rights to appoint directors under the Warrant Agreement, subject to ownership requirements with respect to the shares underlying the warrants, or the warrants, as applicable, that are similar to those described above. Further, the Stockholders Agreement will provide that the Lenders will be subject to certain transfer and standstill restrictions, subject to certain exceptions and ownership requirements.

     The Exchange Letter Agreement also provides for reimbursement of expenses incurred by Rhône in connection with the Exchanges, subject to certain limitations. In addition, at the closing of the Exchanges, Quiksilver has agreed to pay the Lenders an exchange fee of 4.75% of the principal amount of the term loans exchanged in the First Exchange, and, if exercised, of the principal amount of the term loans exchanged in the Standby Exchange.
     The foregoing summary of the Exchange Letter Agreement is qualified in its entirety by reference to the Exchange Letter Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     On June 15, 2010, Quiksilver issued a press release to announce the signing of the Exchange Letter Agreement. A copy of the June 15, 2010 press release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.
     This report contains forward-looking statements including but not limited to statements regarding the Company’s financing activities and other future activities. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Certain factors that may affect actual results to differ materially include, without limitation, our ability to finalize the definitive documentation with respect to the exchanges described above; our ability to obtain stockholder approval of the exchanges described above or the failure to satisfy other conditions to complete the exchanges, and a delay in completing any of the transactions described above. Please refer to Quiksilver’s SEC filings for more information on the other factors that could cause actual results to differ materially from expectations, specifically the sections titled “Risk Factors” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Item 3.02. Unregistered Sales of Equity Securities.
     See the discussion of the Common Stock of Quiksilver to be issued pursuant to the Exchange Letter Agreement under Item 1.01. The shares of Common Stock are being offered in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(d)	The following exhibits are filed with this report

Exhibit
Number	Description

10.1	Exchange Letter Agreement

99.1	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIKSILVER, INC.
Date: June 15, 2010	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer and Chief Operating Officer

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